FIRST AMENDMENT TO FORBEARANCE AGREEMENT

This FIRST AMENDMENT TO FORBEARANCE AGREEMENT (this “Amendment”) is made as of August 30, 2009, by and among PARKING COMPANY OF AMERICA AIRPORTS, LLC (“PCAA”), PARKING COMPANY OF AMERICA AIRPORTS PHOENIX, LLC (“PCAA Phoenix”), PCAA SP, LLC (“PCAA SP”), and PCA AIRPORTS, LTD. (“PCAA Texas” and, together with PCAA, PCAA Phoenix, and PCAA SP, individually and collectively as the context requires, the “Borrowers”), PCAA PARENT, LLC, a Delaware limited liability company (the “Guarantor”), DEKABANK DEUTSCHE GIROZENTRALE, in its capacity as holder of Note A-l (“Deka”), DEUTSCHE HYPOTHEKENBANK AG, in its capacity as holder of Note A-2 (“Hypo”), and ING REAL ESTATE FINANCE (USA) LLC, in its capacity as holder of Note A-3 (“ING” and together with Deka and Hypo, the “Note A Co-Lenders”), CAPMARK FINANCE, INC., in its capacity as holder of Note B-l (“CFI”), CAPMARK STRUCTURED REAL ESTATE, LTD., in its capacity as holder of Note B-2 (“CSRE” and together with CFI, the “Note B Co-Lenders”) (the Note A Co-Lenders and the Note B Co-Lenders collectively, the “Lenders”), ING REAL ESTATE FINANCE (USA) LLC, in its capacity as agent for the Note A Co-Lenders (the “Note A Agent”) and in its capacity as administrative agent (the “Administrative Agent”) and CAPMARK FINANCE, INC., in its capacity as agent for the Note B Co-Lenders (“Note B Agent” and together with the Note A Agent and the Administrative Agent, the “Agents”).

RECITALS

WHEREAS, the parties hereto are parties to that certain Forbearance Agreement dated as of June 10, 2009 (the “Forbearance Agreement”); and

WHEREAS, the parties hereto desire to amend the Forbearance Agreement in certain respects as provided herein;

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1. Defined Terms. Capitalized terms used but not defined herein shall have the meanings assigned to them in the Forbearance Agreement, as amended by this Amendment.

SECTION 2. Amendments to Forbearance Agreement.

2.1          The definition of “Designated Defaults” in Section 1.1 of the Forbearance Agreement is hereby deleted in its entirety and replaced with the following:

“’Designated Defaults’ shall mean the Events of Default occurring as a result of (i) Guarantor’s failure to maintain the required Net Worth pursuant to Section 9.18 of the Loan Agreement, (ii) Guarantor’s failure to maintain the required Liquidity pursuant to Section 9.19 of the Loan Agreement, (iii) Borrower’s failure to pay in cash interest as set forth in the Loan Agreement pursuant to Section 11.01(a) of the Loan Agreement, (iv) Borrower’s failure to make any Swap Payment pursuant to Section 11.01(s) of the Loan Agreement and (v) Borrower’s failure to pay amounts due on the Maturity Date.”

2.2          The definition of “Expiration Date” in Section 1.1 of the Forbearance Agreement is hereby deleted in its entirety and replaced with the following:

“’Expiration Date’ shall mean October 15, 2009.”

2.3         Section 2.2 of the Forbearance Agreement is hereby deleted in its entirety and replaced with the following:

“2.2       Accrual of Interest. Notwithstanding anything contained in the Loan Agreement or other Loan Documents to the contrary, before the Maturity Date (as defined in the Loan Agreement), all interest owing in respect of the Loans shall accrue interest at a rate per annum equal to the non-default rate of interest. Pursuant to Section 2.04(e) of the Loan Agreement, from and after the Maturity Date, all interest owing in respect of the Loans shall accrue interest at a rate per annum equal to the Default Rate (as defined in the Loan Agreement). All interest that becomes due and payable during the Forbearance Period shall be paid-in-kind and capitalized.”

2.4         Section 7.2 of the Forbearance Agreement is hereby deleted in its entirety and replaced with the following:

“7.2       Payment of Fees and Expenses. The Borrower and the Guarantor agree to reimburse the Agents and Note A Co-Lenders upon demand from time to time, for all reasonable and documented out-of-pocket expenses incurred in connection with the Loan Agreement or the other Loan Documents (which shall be deemed to include this Forbearance Agreement), including, without limitation, the reasonable and documented fees and disbursements of the Agents’ and Note A Co-Lenders’ counsel and advisors. The Borrower agrees that it shall (i) replenish the previously funded $75,000 retainer the Borrower provided to the Note A Agents’ financial advisor, when such advisor has applied unpaid outstanding fees and expenses in an amount equal to or greater than $65,000 against such retainer and (ii) upon request, fund a $75,000 retainer for a financial advisor for the Note B Agent and replenish such retainer when such advisor has applied unpaid outstanding fees and expenses in an amount equal to or greater than $65,000 against such retainer. For the avoidance of doubt, the Borrower agrees to replenish funds so that each of the financial advisors may maintain retainers of up to $75,000; provided, however, that the Borrower and Guarantor shall not be required to pay the financial advisors to the Note B Agent in excess of $210,000 during the Forbearance Period.”

SECTION 3. Representations and Warranties. As of the date first written above, all representations and warranties of each of Borrowers and the Guarantor contained in the Forbearance Agreement, as amended hereby, are true and correct in all material respects and each such party hereby confirms as to itself each such representation and warranty made by it or him with the same effect as if set forth in full herein.

SECTION 4. No Modification. No provision of this Amendment may be modified, amended, waived or extended except by an agreement in writing signed by all of the parties hereto.

SECTION 5. Counterparts. This Amendment may be executed by the parties hereto in any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

SECTION 6. Successors and Assigns. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

SECTION 7. GOVERNING LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL, IN ALL RESPECTS, BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, INCLUDING SECTION 5-1401 AND SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, BUT EXCLUDING, TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, ALL OTHER CONFLICTS OF LAWS PRINCIPLES AND CHOICE OF LAW RULES OF THE STATE OF NEW YORK.

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SECTION 8. Miscellaneous. Upon the effectiveness of this amendment, each reference in the Forbearance Agreement to “this Agreement”, “hereunder”, “hereof, “herein”, or words of like import shall mean and be a reference to the Forbearance Agreement as amended hereby, and each reference to the Forbearance Agreement in any other document, instrument or agreement executed and/or delivered in connection with the Forbearance Agreement shall mean and be a reference to the Forbearance Agreement as amended hereby. Except as specifically amended above, the Forbearance Agreement and all other documents, instruments and agreements executed and/or delivered in connection therewith shall remain in full force and effect and are hereby ratified and confirmed.

SECTION 9. Release. The Borrower and the Guarantor hereby release, waive, and forever relinquish all claims, demands, obligations, liabilities and causes of action of whatever kind or nature, whether known or unknown, which any of them have, may have, or might assert at the time of execution of this Amendment or in the future against the Agent, the Lenders and/or their respective parents, affiliates, participants, officers, directors, employees, agents, attorneys, accountants, consultants, successors and assigns, directly or indirectly, which occurred, existed, was taken, permitted or begun prior to the execution of this Amendment, arising out of, based upon, or in any manner connected with (i) any transaction, event, circumstance, action, failure to act or occurrence of any sort or type, whether known or unknown, with respect to the Loan Agreement, any other Loan Document and/or the administration thereof or the Obligations created thereby; (ii) any discussions, commitments, negotiations, conversations or communications with respect to the refinancing, restructuring or collection of any Obligations related to the Loan Agreement, any other Loan Document and/or the administration thereof or the Obligations created thereby or (iii) any matter related to the foregoing, in each case, prior to the execution of this Amendment.

[Signature pages attached]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the date first above written.

BORROWERS:

PARKING COMPANY OF AMERICA AIRPORTS, LLC, a Delaware limited liability company		PARKING COMPANY OF AMERICA AIRPORTS PHOENIX, LLC, a Delaware limited liability company

By: PCAA Parent, LLC, a Delaware limited liability company, its sole member		By: PCAA Parent, LLC, a Delaware limited liability company, its sole member

By:	/s/ Charles Huntzinger	By:	/s/ Charles Huntzinger
	Name: Charles Huntzinger		Name: Charles Huntzinger
	Title: Chief Executive Officer		Title: Chief Executive Officer

State Identification Number: 3561583 Tax Identification Number: 55-0799249		State Identification Number: 3561638 Tax Identification Number: 73-1678343

PCAA SP, LLC, a Delaware limited liability company		PCA AIRPORTS, LTD, a Texas limited partnership

By: PCAA Parent, LLC, a Delaware limited liability company, its sole member		By: PCAA GP, LLC, a Delaware limited liability company, its general partner

By: PCAA Parent, LLC, a Delaware limited
By:	/s/ Charles Huntzinger	liability company, its sole member
Name: Charles Huntzinger
Title: Chief Executive Officer
	By:	/s/ Charles Huntzinger
State Identification Number: 4005464		Name: Charles Huntzinger
Tax Identification Number: 20-3223465		Title: Chief Executive Officer

State Identification Number: 800143785 Tax Identification Number: 73-167348

GUARANTOR:
PCAA PARENT, LLC, a Delaware limited liability company

By:	/s/ Charles Huntzinger
Name: Charles Huntzinger
Title: Chief Executive Officer

NOTE A AGENT AND LENDER:

ING REAL ESTATE FINANCE (USA) LLC

By:	/s/ Maria D. Kastanis
Name: MARIA D. KASTANIS
Title: SENIOR DIRECTOR

By:	/s/ Yelena Kharnas
Name: YELENA KHARNAS
Title: VICE PRESIDENT

NOTE A LENDERS:

DEUTSCHE HYPOTHEKENBANK AG

By:	/s/ Michael Müller
Name: Michael Müller
Title: AUTHORIZED OFFICER

By:	/s/ Frank Müller
Name: Frank Müller
Title: authorized officer

DEKABANK DEUTSCHE GIROZENTRALE

By:
Name:
Title:

By:
Name:
Title:

S-4

NOTE A LENDERS:

DEUTSCHE HYPOTHEKENBANK AG

By:
Name:
Title:

By:
Name:
Title:

DEKABANK DEUTSCHE GIROZENTRALE

By:	/s/ Dietmar Klein
Name: Dietmar Klein
Title: Managing Director

By:	/s/ Burkhard Mau
Name: Burkhard Mau
Title: Executive Director

NOTE B AGENT AND LENDERS:

CAPMARK FINANCE INC.

By:	/s/ David Blum
Name: David Blum
Title: Vice President

CAPMARK STRUCTURED REAL ESTATE, LTD.

By:	/s/ David Blum
Name: David Blum
Title: Vice President